Exhibit 99.1

(NASDAQ: BOCH)

For Immediate Release:

Bank of Commerce Holdings Announces Results for the Second Quarter of 2015

REDDING, California, July 24, 2015 / GLOBE NEWSWIRE— Randall S. Eslick, President and Chief Executive Officer of Bank of Commerce Holdings (NASDAQ: BOCH) (the “Company”), a $983.1 million asset bank holding company and parent company of Redding Bank of Commerce (the “Bank”), today announced financial results for the quarter and the six months ended June 30, 2015. Net income available to common shareholders for the quarter ended June 30, 2015 was $2.3 million or $0.18 per share – diluted, compared with $2.2 million or $0.16 per share – diluted for the same period of 2014. Net income available to common shareholders for the six months ended June 30, 2015 was $4.1 million or $0.31 per share – diluted compared with $2.7 million or $0.19 per share – diluted for the same period of 2014.

Financial highlights for the second quarter of 2015:

●

Net income available to common shareholders of $2.3 million for the three months ended June 30, 2015 was a an improvement of $184 thousand (8.5%) over $2.2 million net income available to common shareholders earned during the second quarter of 2014, and an improvement of $589 thousand (33.6%) over $1.8 million available to common shareholders earned during the previous quarter.

●	Nonperforming assets at June 30, 2015 totaled $18.4 million, a decrease of $9.9 million (35.1%) compared to June 30, 2014, and a decrease of $1.7 million (33.6% annualized) compared to March 31, 2015.
●	Average loans for the quarter increased $29.9 million to $703.0 million from $673.1 million for the first quarter of 2015.
●	Net loan loss recoveries of $106 thousand combined with continuing improved asset quality resulted in no additional provision for loan and lease losses during the second quarter.
●	The Company’s book value per share increased to $6.49 per common share at June 30, 2015 from $6.07 per common share at June 30, 2014 (6.9%) and $6.41 at March 31, 2015 (5.0% annualized).
●	The Company’s net interest margin improved to 3.71% for the quarter ended June 30, 2015 from 3.62% for the second quarter of 2014.

Financial highlights for the six months ended June 30, 2015:

●

Net income available to common shareholders of $4.1 million for the six months ended June 30, 2015 was an improvement of $1.4 million (53.2%) over $2.7 million net income available to common shareholders earned during the six months ended June 30, 2014.

●	Nonperforming assets at June 30, 2015 totaled $18.4 million, a decrease of $3.8 million (34.6% annualized) compared to December 31, 2014.
●	Gross loans at June 30, 2015 totaled $699.8 million, an increase of $38.9 million (12% annualized) since December 31, 2014.
●	Net loan loss recoveries of $582 thousand combined with continuing improved asset quality resulted in no additional provision for loan and lease losses during the first six months of 2015.
●	The Company’s book value per share increased to $6.49 per common share at June 30, 2015 from $6.29 per common share at December 31, 2014 (6.4% annualized).
●	The Company’s net interest margin improved to 3.72% for the six months ended June 30, 2015 from 3.57% for the year ended December 31, 2014.
●	The Company’s efficiency ratio improved to 68.0% during the first six months of 2015 compared to 71.5% during the same period in 2014.

Randall S. Eslick, President and CEO commented: “We are pleased that the positive trends which began in 2014 have continued into the first six months of 2015. Our average loan totals continue to increase, our asset quality continues to improve and our efficiency ratio reflects the initial benefits of our cost control efforts. I applaud our employees for making these successes a reality.”

(NASDAQ: BOCH)

Forward-Looking Statements

This quarterly press release includes forward-looking information, which is subject to the “safe harbor” created by the Securities Act of 1933, and Securities Act of 1934. These forward-looking statements (which involve the Company’s plans, beliefs and goals, refer to estimates or use similar terms) involve certain risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. Such risks and uncertainties include, but are not limited to, the following factors:

●	Competitive pressure in the banking industry and changes in the regulatory environment
●	Changes in the interest rate environment and volatility of rate sensitive assets and liabilities
●	A decline in the health of the economy nationally or regionally which could reduce the demand for loans or reduce the value of real estate collateral securing most of the Company’s loans
●	Credit quality deterioration which could cause an increase in the provision for loan and lease losses
●	Asset/Liability matching risks and liquidity risks
●	Changes in the securities markets

For additional information concerning risks and uncertainties related to the Company and its operations please refer to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2014 and under the heading: “Risk Factors” and subsequent reports on Form 10-Q and current reports on Form 8-K. Readers are cautioned not to place undue reliance on these forward-looking statements. The Company undertakes no obligation and specifically disclaims any obligation, to revise or publicly release the results of any revision or update to these forward-looking statements to reflect events or circumstances that occur after the date the statements were made.

(NASDAQ: BOCH)

TABLE 1

SELECTED FINANCIAL INFORMATION - UNAUDITED

(amounts in thousands except per share data)

	For The Three Months Ended			For The Six Months Ended
Net income, average assets and	June 30,		March 31,	June 30,
average shareholders' equity	2015	2014	2015	2015	2014
Income available to common shareholders	$2,340	$2,156	$1,751	$4,091	$2,671
Average total assets	$993,815	$965,530	$978,916	$986,406	$962,861
Average shareholders' equity	$106,198	$101,194	$104,618	$105,412	$102,193

Selected performance ratios
Return on average assets	0.94%	0.90%	0.73%	0.84%	0.56%
Return on average equity	8.84%	8.55%	6.79%	7.83%	5.27%
Efficiency ratio	64.61%	56.66%	71.48%	68.00%	71.52%

Share and per share amounts
Weighted average shares - basic	13,338	13,378	13,303	13,320	13,658
Weighted average shares - diluted	13,370	13,426	13,340	13,353	13,705
Earnings per share - basic	$0.18	$0.16	$0.13	$0.31	$0.20
Earnings per share - diluted	$0.18	$0.16	$0.13	$0.31	$0.19

	At June 30,		At March 31,
Share and per share amounts	2015	2014	2015
Common shares outstanding	13,339	13,294	13,337
Book value per common share	$6.49	$6.07	$6.41

Capital ratios
Bank of Commerce Holdings
Common equity tier 1 capital ratio (1)	9.97%	n/a	9.73%
Tier 1 capital ratio	13.35%	15.14%	13.10%
Total capital ratio	14.60%	16.39%	14.35%
Tier 1 leverage ratio	11.76%	12.12%	11.74%

Redding Bank of Commerce
Common equity tier 1 capital ratio (1)	13.28%	n/a	13.05%
Tier 1 capital ratio	13.28%	15.15%	13.05%
Total capital ratio	14.53%	16.40%	14.30%
Tier 1 leverage ratio	11.75%	12.12%	11.70%

(1) As of January 1, 2015, common equity tier 1 capital ratio is a new ratio requirement under the Basel III Capital Rules and represents the sum of the common equity tier 1 elements, minus regulatory adjustments and deductions divided by risk weighted assets.

The Company and the Bank continue to meet all capital adequacy requirements to which they are subject. The change in capital ratios during the current quarter compared to the same period a year ago is primarily due to repayment of junior subordinated debentures, repurchase of common stock, and a change in the calculation of the risk-weighted average assets in accordance with Basel III.

(NASDAQ: BOCH)

BALANCE SHEET OVERVIEW

As of June 30, 2015, the Company had total consolidated assets of $983.1 million, gross loans of $699.8 million, allowance for loan and lease losses (“ALLL”) of $11.4 million, total deposits of $760.0 million, and shareholders’ equity of $106.6 million.

TABLE 2

LOAN BALANCES BY TYPE - UNAUDITED

(amounts in thousands)

	At June 30,						At March 31,
		% of		% of	Change			% of
	2015	Total	2014	Total	Amount	%	2015	Total
Commercial	$143,088	20%	$165,222	27%	$(22,134)	(13)%	$146,069	21%
Real estate - construction	27,858	4	20,462	3	7,396	36%	29,127	4
Real estate - commercial (investor)	237,375	34	209,324	33	28,051	13%	235,404	34
Real estate - commercial (owner occupied)	136,981	20	91,534	15	45,447	50%	134,234	19
Real estate - ITIN	51,249	7	54,611	9	(3,362)	(6)%	52,043	7
Real estate - mortgage	12,209	2	14,211	2	(2,002)	(14)%	12,304	2
Real estate - equity lines	46,463	7	43,809	8	2,654	6%	45,750	7
Consumer	44,482	6	20,195	3	24,287	120%	44,283	6
Other	69	0	50	0	19	38%	15	0
Gross loans	699,774	100%	619,418	100%	80,356	13%	699,229	100%
Deferred fees and costs	403		204		199		315
Loans, net of deferred fees and costs	700,177		619,622		80,555		699,544
Allowance for loan and lease losses	(11,402)		(9,882)		(1,520)		(11,296)
Net loans	$688,775		$609,740		$79,035		$688,248

Average yield on loans during the quarter	4.74%		4.71%		0.03		4.77%

The Company recorded gross loan balances of $699.8 million at June 30, 2015, compared with $619.4 million and $699.2 million at June 30, 2014 and March 31, 2015, respectively, an increase of $80.4 million and $545 thousand, respectively. The increase in gross loans compared to the same period a year ago was driven by strong organic loan originations and the purchase of wholesale loan pools. During the three months ended June 30, 2015, the Company purchased $6.6 million in consumer loan pools. During the twelve-month period ended June 30, 2015, the Company purchased $44.5 million, $6.4 million and $18.5 million in consumer, commercial real estate investor and SBA loan pools, respectively.

The increase in the ALLL in the current quarter compared to the prior quarter resulted from net loan loss recoveries of $106 thousand. As a result of net recoveries and continued improved asset quality, no additional provision for loan and lease losses was deemed necessary during the current quarter. See table 8 for additional detail of the ALLL.

(NASDAQ: BOCH)

TABLE 3

CASH, CASH EQUIVALENTS, AND INVESTMENT SECURITIES - UNAUDITED

(amounts in thousands)

	At June 30,						At March 31,
		% of		% of	Change			% of
	2015	Total	2014	Total	Amount	%	2015	Total

Cash and due from banks	$25,343	11%	$50,677	18%	$(25,334)	(50)%	$19,309	8%
Interest bearing due from banks	7,453	3	16,068	5	(8,615)	(54)%	10,802	5
Total cash and cash equivalents	32,796	14	66,745	23	(33,949)	(51)%	30,111	13

Investment securities:
U.S. government and agencies	5,314	2	7,787	3	(2,473)	(32)%	6,422	3
Obligations of state and political subdivisions	51,324	24	55,369	19	(4,045)	(7)%	53,491	23
Residential mortgage backed securities and collateralized mortgage obligations	37,776	16	45,798	16	(8,022)	(18)%	41,851	18
Corporate securities	33,501	15	42,166	14	(8,665)	(21)%	31,660	14
Commercial mortgage backed securities	9,467	4	9,833	3	(366)	(4)%	6,799	3
Other asset backed securities	23,381	10	27,733	9	(4,352)	(16)%	26,667	11
Total investment securities - AFS	160,763	71	188,686	64	(27,923)	(15)%	166,890	72

Obligations of state and political subdivisions - HTM	36,655	15	37,031	13	(376)	(1)%	36,609	15
Total investment securities - AFS and HTM	197,418	86	225,717	77	(28,299)	(16)%	203,499	87

Total cash, cash equivalents and investment securities	$230,214	100%	$292,462	100%	$(62,248)	(21)%	$233,610	100%

Average yield on interest bearing due from banks and investment securities during the quarter	2.59%		2.55%		0.04		2.73%

As of June 30, 2015, the Company maintained cash positions at the Federal Reserve Bank and correspondent banks in the amount of $25.3 million. The Company also held interest bearing deposits with other financial institutions in the amount of $7.5 million.

Available-for-sale investment securities totaled $160.8 million at June 30, 2015, compared with $188.7 million and $166.9 million at June 30, 2014 and March 31, 2015, respectively. The Company’s available-for-sale investment portfolio provides the Company a secondary source of liquidity to fund other higher yielding asset opportunities, such as loan originations and wholesale loan purchases. During the second quarter of 2015, the Company purchased six securities with a par value of $11.1 million and weighted average yield of 2.27% and sold eleven securities with a par value of $10.0 million and weighted average yield of 2.14%. The sales activity resulted in $61 thousand in net realized gains for the three months ended June 30, 2015. During the three months ended June 30, 2015, the Company received $4.7 million in proceeds from principal payments, calls and maturities within the available-for-sale investment securities portfolio. Average quarterly securities balances and weighted average tax equivalent yields at June 30, 2015 and 2014 were $197.9 million and 3.47% compared to $235.7 million and 3.53%, respectively.

During the current quarter, the Company’s securities transactions were focused on improving credit quality and continuing to shorten the effective duration of the portfolio in anticipation of rising interest rates. Management will continue to actively seek out opportunities to reduce the overall duration of the portfolio and accelerate cash flows, while also improving credit quality and liquidity. This strategy could entail absorbing small losses within the portfolio to meet longer term objectives.

At June 30, 2015, the Company’s net unrealized gains on available-for-sale investment securities were $1.5 million compared with $1.3 million and $3.1 million at June 30, 2014 and March 31, 2015, respectively. The decrease in net unrealized gains during the current quarter resulted primarily from decreases in the fair value of the Company’s municipal bond and corporate securities portfolios, as a result of increases in interest rates.

(NASDAQ: BOCH)

TABLE 4

DEPOSITS BY TYPE - UNAUDITED

(amounts in thousands)

	At June 30,						At March 31,
		% of		% of	Change			% of
	2015	Total	2014	Total	Amount	%	2015	Total
Demand - noninterest bearing	$151,640	20%	$135,416	18%	$16,224	12%	$150,056	20%
Demand - interest bearing	276,103	36	269,055	36	7,048	3%	266,552	35
Total demand	427,743	56	404,471	54	23,272	6%	416,608	55

Savings	93,500	12	90,416	12	3,084	3%	92,088	12
Total non-maturing deposits	521,243	68	494,887	66	26,356	5%	508,696	67

Certificates of deposit	238,796	32	260,129	34	(21,333)	(8)%	253,280	33
Total deposits	$760,039	100%	$755,016	100%	$5,023	1%	$761,976	100%

Average rate on interest bearing deposits during the quarter	0.50%		0.54%		(0.04)		0.50%

Total deposits at June 30, 2015, increased $5.0 million or 0.67% to $760.0 million compared to June 30, 2014, and decreased $1.9 million or 0.25% compared to March 31, 2015. Non-maturing core deposits increased $10.2 million or 2% compared to the same date a year ago and increased $7.3 million or 2% compared to March 31, 2015. Management intends to continue to reduce reliance on certificates of deposit as a funding source.

TABLE 5

WHOLESALE AND BROKERED DEPOSITS - UNAUDITED

(amounts in thousands)

	At June 30,		At March 31,
	2015	2014	2015
CDARS / ICS reciprocal deposits	$58,628	$48,234	$52,767
Third party brokered time deposits	17,502	13,694	17,498
Brokered deposits per Call Report	76,130	61,928	70,265
Online listing service time deposits	63,328	68,095	67,453
Total wholesale and brokered deposits	$139,458	$130,023	$137,718

In accordance with regulatory Call Report instructions, the Bank will file (or has filed) quarterly Call Reports which list brokered deposits of $76.1 million, $61.9 million and $70.3 million at June 30, 2015, June 30, 2014 and March 31, 2015, respectively. These amounts include reciprocal deposits obtained through the CDARS and ICS programs, which management does not consider to be brokered.

(NASDAQ: BOCH)

INCOME STATEMENT OVERVIEW

TABLE 6

SUMMARY INCOME STATEMENT - UNAUDITED

(amounts in thousands, except per share data)

	For The Three Months Ended
	June 30,		Change		March 31,	Change
	2015	2014	Amount	%	2015	Amount	%
Interest income	$9,763	$9,062	$701	8%	$9,526	$237	2%
Interest expense	1,168	872	296	34%	1,157	11	1%
Net interest income	8,595	8,190	405	5%	8,369	226	3%
Provision for loan and lease losses	—	1,450	(1,450)	(100)%	—	—	0%
Noninterest income	881	2,136	(1,255)	(59)%	854	27	3%
Noninterest expense	6,122	5,851	271	5%	6,593	(471)	(7)%
Income before provision for income taxes	3,354	3,025	329	11%	2,630	724	28%
Provision for income taxes	964	819	145	18%	829	135	16%
Net income	2,390	2,206	184	8%	1,801	589	33%
Less: Preferred dividends	50	50	—	0%	50	—	0%
Income available to common shareholders	$2,340	$2,156	$184	9%	$1,751	$589	34%

Basic earnings per share	$0.18	$0.16	$0.02	13%	$0.13	$5	38%
Average basic shares	13,338	13,378	(40)	0%	13,303	35	0%
Diluted earnings per share	$0.18	$0.16	$0.02	13%	$0.13	$5	38%
Average diluted shares	13,370	13,426	(56)	0%	13,340	30	0%
Dividends declared per common share	$0.03	$0.03	$—	0%	$0.03	$—	0%

Second Quarter of 2015 Compared With Second Quarter of 2014

Net income available to common shareholders for the second quarter of 2015 increased $184 thousand over the second quarter of 2014. In the current quarter, net interest income was $405 thousand higher and the provision for loan and lease losses was $1.5 million lower. These positive changes were partially offset by a decrease in noninterest income of $1.3 million, an increase in noninterest expense of $271 thousand and an increase in income tax expense of $145 thousand.

Net Interest Income

Net interest income increased $405 thousand over a year previous. Interest income for the three months ended June 30, 2015 increased $701 thousand or 8% to $9.8 million which reflects the increase in average earning assets and the reallocation of lower yielding assets into higher yielding loans. Interest expense for the three months ended June 30, 2015 increased $296 thousand or 34% to $1.2 million. Interest expense on deposits declined $92 thousand and interest expense on other borrowings decreased $44 thousand, but interest on the Bank’s Federal Home Loan Bank of San Francisco borrowings increased $432 thousand due to the net settlement expense associated with the Bank’s active interest rate swap.

In 2011, to mitigate interest rate and market risks, the Bank entered into four forward starting interest rate swaps to hedge interest rate risk associated with variable rate Federal Home Loan Bank Of San Francisco borrowings. The hedges converted the LIBOR based floating rate of interest on the $75.0 million Federal Home Loan Bank of San Francisco borrowings to fixed interest rates. The fixed rates adjust each August and were/are 0.94% at August 2013, 1.84% at August 2014, 2.64% at August 2015 and 3.22% at August 2016. During the second quarter of 2014, the net cost of the Bank’s Federal Home Loan Bank of San Francisco borrowings was also reduced when hedge gains from a previous set of interest rate swaps were reclassified out of other comprehensive income into earnings as a reduction of interest expense. As a result, interest expense on Federal Home Loan Bank of San Francisco borrowings for the second quarter of 2014 was a negative $69 thousand.

(NASDAQ: BOCH)

Interest expense on other borrowings, primarily junior subordinated debentures was $49 thousand and $93 thousand for the second quarter of 2015 and 2014, respectively. During December of 2014, the Company repaid $5.0 million of junior subordinated debentures resulting in a decrease in interest on other borrowings in 2015.

Noninterest Income

Noninterest income for the three months ended June 30, 2015 decreased $1.3 million compared to the same period a year ago. During the quarter ended June 30, 2014 the Company recorded $1.6 million in hedge gains in noninterest income. This decrease in noninterest income was partially offset by net gains on sale of available-for-sale investment securities during the current quarter of $61 thousand compared to a net loss of $39 thousand for the same period a year ago. There was also a $205 thousand special dividend on Federal Home Loan Bank of San Francisco stock included in other noninterest income during the three months ended June 30, 2015.

Noninterest Expense

Noninterest expense for the three months ended June 30, 2015 increased $271 thousand compared to the same period a year ago. During the quarter ended June 30, 2015 the Company transferred land with a carrying value of $261 thousand previously held for construction of a new branch to OREO for disposition. The property was transferred to OREO at its fair value less expected selling costs resulting in a write down of $91 thousand. In the current period, professional services fees are $138 thousand higher than a year earlier.

Income Tax Provision

During the three months ended June 30, 2015, the Company recorded a provision for income tax expense of $964 thousand compared with $819 thousand for the same period a year ago. The increase in the current year is due to increased taxable income.

Second Quarter of 2015 Compared With First Quarter of 2015

Net income available to common shareholders for the second quarter of 2015 increased $589 thousand over the first quarter of 2015. In the current quarter, net interest income was higher by $226 thousand, noninterest income increased by $27 thousand and noninterest expense decreased $471 thousand. These positive changes were partially offset by an income tax provision that was higher by $135 thousand.

Net Interest Income

Net interest income increased $226 thousand over a quarter previous. Interest income for the three months ended June 30, 2015 increased $237 thousand to $9.8 million. The increase in interest income was due to increased average loan balances and the effect of a quarter that was one day longer than the first quarter of 2015 partially offset by decreased interest on securities due to decreased average securities balances. Interest expense for the three months ended June 30, 2015 increased $11 thousand or 1% to $1.2 million compared to the prior quarter. This increase was primarily due to increased interest expense on Federal Home Loan Bank of San Francisco borrowings.

Noninterest Income

Noninterest income for the three months ended June 30, 2015 increased $27 thousand compared to the prior quarter. The Company recognized a $205 thousand special dividend on Federal Home Loan Bank of San Francisco stock included in other income during the three months ended June 30, 2015. Net gains recognized on the sale of available-for-sale investment securities during the current quarter decreased by $154 thousand to $61 thousand compared to a $215 thousand net gain in the prior quarter.

Noninterest Expense

Noninterest expense for the three months ended June 30, 2015 decreased $471 thousand compared to the prior quarter. The decrease is driven by decreased salary costs and a decrease in the cost of the Bank’s supplemental executive retirement plans.

Income Tax Provision

During the three months ended June 30, 2015, the Company recorded a provision for income tax expense of $964 thousand compared with provision for income tax expense of $829 thousand for the prior quarter. The increase in the current quarter is due to increased taxable income.

(NASDAQ: BOCH)

Earnings Per Share

Diluted earnings per share were $0.18 for the three months ended June 30, 2015 compared with $0.16 for the same period a year ago, and $0.13 for the prior period. Earnings per share increased during the three months ended June 30, 2015 compared to the same period a year ago as a result of increased net income and decreased weighted average shares. The decrease in weighted average shares resulted from the repurchase of 700,000 common shares from a repurchase plan announced and completed during the six months ended June 30, 2014. All repurchased shares were retired subsequent to purchase.

TABLE 7

NET INTEREST SPREAD AND MARGIN - UNAUDITED

(amounts in thousands)

	For the Three Months Ended
	June 30,		Change	March 31,	Change
	2015	2014	Amount	2015	Amount
Tax equivalent yield on average interest earning assets	4.35%	4.16%	0.19	4.37%	(0.02)
Rate on average interest bearing liabilities	0.65%	0.49%	(0.16)	0.66%	0.01
Net interest spread - tax equivalent basis	3.70%	3.67%	0.03	3.71%	(0.01)

Net interest margin - nominal	3.71%	3.62%	0.09	3.72%	(0.01)
Net interest margin - tax equivalent basis	3.85%	3.77%	0.08	3.86%	(0.01)

Average earning assets	$928,578	$906,298	$22,280	$912,886	$15,692
Average interest bearing liabilities	$723,288	$717,219	$6,069	$708,234	$15,054

The net interest margin (net interest income as a percentage of average interest earning assets) on a fully tax-equivalent basis was 3.85% for the three months ended June 30, 2015, an increase of eight basis points as compared to the same period a year ago. The increase in net interest margin resulted from a 19 basis point increase in tax-equivalent yield on average earning assets offset by an 11 basis point increase in interest expense to fund average earning assets. Maintaining our net interest margin in a historically low interest rate environment and while confronted with known increased Federal Home Loan Bank of San Francisco borrowing costs will be challenging in the foreseeable future. Management will continue to reallocate the asset mix into higher yielding assets by pursuing organic loan growth, and actively managing the investment securities portfolio within our accepted risk tolerance.

(NASDAQ: BOCH)

TABLE 8

ALLOWANCE FOR LOAN AND LEASE LOSSES ROLL FORWARD AND IMPAIRED LOAN TOTALS - UNAUDITED

(amounts in thousands)

	For The Three Months Ended
	June 30,	March 31,	December 31,	September 30,	June 30,
	2015	2015	2014	2014	2014
Beginning balance	$11,296	$10,820	$10,400	$9,882	$9,748
Provision for loan and lease losses charged to expense	—	—	675	1,050	1,450
Loans charged off	(711)	(179)	(374)	(585)	(1,457)
Loan loss recoveries	817	655	119	53	141
Ending balance	$11,402	$11,296	$10,820	$10,400	$9,882

	At June 30,	At March 31,	At December 31,	At September 30,	At June 30,
	2015	2015	2014	2014	2014
Nonaccrual loans:
Commercial	$3,170	$3,908	$5,112	$7,065	$4,375
Commercial real estate	7,611	8,182	9,696	9,896	15,598
Residential real estate 1-4 family	6,068	6,365	6,782	7,438	6,939
Home equity	24	24	24	89	479
Consumer	34	34	35	—	87
Total nonaccrual loans	16,907	18,513	21,649	24,488	27,478
Accruing troubled debt restructured loans:
Commercial	10	1,004	1,485	1,585	13
Commercial real estate	1,681	1,690	1,698	1,707	1,716
Residential real estate 1-4 family	5,303	5,421	5,462	5,222	5,074
Home equity	569	574	579	584	589
Total accruing troubled debt restructured loans	7,563	8,689	9,224	9,098	7,392

All other accruing impaired loans	530	533	535	757	585

Total impaired loans	$25,000	$27,735	$31,408	$34,343	$35,455

Gross loans outstanding at period end	$699,774	$699,229	$660,898	$649,695	$619,418

Allowance for loan and lease losses as a percent of:
Gross loans	1.63%	1.62%	1.64%	1.60%	1.59%
Nonaccrual loans	67.44%	61.02%	49.98%	42.47%	35.96%
Impaired loans	45.61%	40.73%	34.45%	30.28%	27.87%

Nonaccrual loans to gross loans	2.42%	2.65%	3.28%	3.77%	4.43%

The Company realized net loan loss recoveries of $106 thousand in the current quarter compared with net loan loss recoveries of $476 thousand in the prior quarter and net loan charge offs of $1.3 million for the same period a year ago.

(NASDAQ: BOCH)

The Company continues to monitor credit quality, and adjust the ALLL to ensure that the ALLL is maintained at a level that is adequate to cover estimated credit losses in the loan and lease portfolio. The Company made no provision for loan and lease losses during the first two quarters of 2015 compared to a provision of $1.5 million during quarter ended June 30, 2014. The Company’s ALLL as a percentage of gross loans was 1.63% as of June 30, 2015 compared to 1.59% as of June 30, 2014 and 1.62% as of March 31, 2015. At June 30, 2015, the Bank’s ALLL methodology, which uses criteria such as risk weighting and historical loss rates, and given the ongoing improvements in asset quality, management believes the Company’s ALLL is adequate. There is, however, no assurance that future loan and lease losses will not exceed the levels provided for in the ALLL and could possibly result in additional charges to the provision for loan and lease losses.

At June 30, 2015, the recorded investment in loans classified as impaired totaled $25.0 million, with a corresponding valuation allowance of $1.3 million compared to impaired loans of $35.5 million with a corresponding valuation allowance of $1.0 million at June 30, 2014 and impaired loans of $27.7 million, with a corresponding valuation allowance of $1.5 million at March 31, 2015. The valuation allowance on impaired loans represents the impairment reserves on performing restructured loans, other accruing loans, and nonaccrual loans.

TABLE 9

PERIOD END TROUBLED DEBT RESTRUCTURINGS - UNAUDITED

(amounts in thousands)

	At June 30,	At March 31,	At December 31,	At September 30,	At June 30,
	2015	2015	2014	2014	2014
Nonaccrual	$12,354	$12,695	$14,230	$16,556	$20,504
Accruing	7,563	8,689	9,224	9,098	7,392
Total troubled debt restructurings	$19,917	$21,384	$23,454	$25,654	$27,896

Percentage of total gross loans	2.85%	3.06%	3.55%	3.95%	4.50%

Loans are reported as a troubled debt restructuring when the Bank grants a concession(s) to a borrower experiencing financial difficulties that it would not otherwise consider. Examples of such concessions include a reduction in the note rate, forgiveness of principal or accrued interest, extending the maturity date(s) significantly, or providing a lower interest rate than would be normally available for a transaction of similar risk. As a result of these concessions, restructured loans are impaired as the Bank will not collect all amounts due, either principal or interest, in accordance with the terms of the original loan agreement. Impairment reserves on non-collateral dependent restructured loans are measured by calculating the present value of expected future cash flows of the restructured loans, discounted at the effective interest rate of the original loan agreement. These impairment reserves are recognized as a specific component of the ALLL.

During the three months ended June 30, 2015, the Company restructured three loans to grant rate and payment deferrals. The loans were classified as troubled debt restructurings and placed on nonaccrual status. As of June 30, 2015, the Company had 121 restructured loans that qualified as troubled debt restructurings, of which 103 were performing according to their restructured terms.

(NASDAQ: BOCH)

TABLE 10

NONPERFORMING ASSETS - UNAUDITED

(amounts in thousands)

	At June 30,	At March 31,	At December 31,	At September 30,	At June 30,
	2015	2015	2014	2014	2014
Total nonaccrual loans	$16,907	$18,513	$21,649	$24,488	$27,478
90 days past due and still accruing	54	30	23	—	—
Total nonperforming loans	16,961	18,543	21,672	24,488	27,478

Other real estate owned	1,405	1,502	502	393	826
Total nonperforming assets	$18,366	$20,045	$22,174	$24,881	$28,304

Nonperforming loans to gross loans	2.42%	2.65%	3.28%	3.77%	4.43%
Nonperforming assets to total assets	1.87%	2.03%	2.22%	2.54%	2.94%

At June 30, 2015, June 30, 2014 and March 31, 2015, the recorded investment in OREO was $1.4 million, $826 thousand and $1.5 million, respectively. The June 30, 2015 OREO balance consists of eight properties, of which four are 1-4 family residential real estate in the amount of $283 thousand, three are nonfarm nonresidential properties in the amount of $953 thousand and one is an undeveloped commercial property in the amount of $170 thousand.

(NASDAQ: BOCH)

TABLE 11

UNAUDITED CONSOLIDATED

BALANCE SHEET

(amounts in thousands, except per share data)

	At June 30,	At June 30,	Change		At March 31,
	2015	2014	$	%	2015
Assets:
Cash and due from banks	$25,343	$50,677	$(25,334)	(50)%	$19,309
Interest bearing due from banks	7,453	16,068	(8,615)	(54)%	10,802
Total cash and cash equivalents	32,796	66,745	(33,949)	(51)%	30,111

Securities available-for-sale, at fair value	160,763	188,686	(27,923)	(15)%	166,890
Securities held-to-maturity, at amortized cost	36,655	37,031	(376)	(1)%	36,609

Loans, net of deferred fees and costs	700,177	619,622	80,555	13%	699,544
Allowance for loan and lease losses	(11,402)	(9,882)	(1,520)	15%	(11,296)
Net loans	688,775	609,740	79,035	13%	688,248

Premises and equipment, net	11,342	12,415	(1,073)	(9)%	11,903
Other real estate owned	1,405	826	579	70%	1,502
Life insurance	22,168	21,504	664	3%	22,009
Deferred taxes	10,648	10,613	35	0%	10,041
Other assets	18,503	16,156	2,347	15%	18,089
Total assets	$983,055	$963,716	$19,339	2%	$985,402

Liabilities and shareholders' equity:
Demand - noninterest bearing	$151,640	$135,416	$16,224	12%	$150,056
Demand - interest bearing	276,103	269,055	7,048	3%	266,552
Savings	93,500	90,416	3,084	3%	92,088
Certificates of deposit	238,796	260,129	(21,333)	(8)%	253,280
Total deposits	760,039	755,016	5,023	1%	761,976

Federal Home Loan Bank of San Francisco borrowings	90,000	75,000	15,000	20%	90,000
Junior subordinated debentures	10,310	15,465	(5,155)	(33)%	10,310
Other liabilities	16,156	17,545	(1,389)	(8)%	17,679
Total liabilities	876,505	863,026	13,479	2%	879,965

Shareholders' equity:
Preferred stock	19,931	19,931	—	0%	19,931
Common stock	24,144	23,858	286	1%	24,105
Retained earnings	63,158	57,808	5,350	9%	61,217
Accumulated other comprehensive (loss) income, net of tax	(683)	(907)	224	(25)%	184
Total shareholders' equity	106,550	100,690	5,860	6%	105,437

Total liabilities and shareholders' equity	$983,055	$963,716	$19,339	2%	$985,402

Total interest earning assets	$921,418	$894,724	$26,694	3%	$919,227
Shares outstanding	13,339	13,294			13,337
Book value per share	$6.49	$6.07			$6.41

(NASDAQ: BOCH)

TABLE 12

UNAUDITED

INCOME STATEMENT

(amounts in thousands, except per share data)

	For The Three Months Ended					For The Six Months Ended
	June 30,		Change		March 31,	June 30,
	2015	2014	$	%	2015	2015	2014
Interest income:
Interest and fees on loans	$8,304	$7,188	$1,116	16%	$7,911	$16,215	$14,282
Interest on securities	801	1,112	(311)	(28)%	945	1,746	2,229
Interest on tax-exempt securities	602	635	(33)	(5)%	599	1,201	1,287
Interest on deposits	56	127	(71)	(56)%	71	127	264
Total interest income	9,763	9,062	701	8%	9,526	19,289	18,062
Interest expense:
Interest on demand deposits	107	118	(11)	(9)%	116	223	239
Interest on savings deposits	55	57	(2)	(4)%	54	109	114
Interest on certificates of deposit	594	673	(79)	(12)%	591	1,185	1,335
Interest on Federal Home Loan Bank of San Francisco borrowings	363	(69)	432	626%	349	712	(176)
Interest on other borrowings	49	93	(44)	(47)%	47	96	187
Total interest expense	1,168	872	296	34%	1,157	2,325	1,699
Net interest income	8,595	8,190	405	5%	8,369	16,964	16,363
Provision for loan and lease losses	—	1,450	(1,450)	(100)%	—	—	1,450
Net interest income after provision for loan and lease losses	8,595	6,740	1,855	28%	8,369	16,964	14,913
Noninterest income:
Service charges on deposit accounts	52	41	11	27%	49	101	85
Payroll and benefit processing fees	130	109	21	19%	148	278	244
Earnings on cash surrender value - life insurance	159	162	(3)	(2)%	165	324	288
Gain (loss) on investment securities, net	61	(39)	100	256%	215	276	(284)
Other income	479	1,863	(1,384)	(74)%	277	756	2,167
Total noninterest income	881	2,136	(1,255)	(59)%	854	1,735	2,500

(NASDAQ: BOCH)

TABLE 12 - CONTINUED

UNAUDITED

INCOME STATEMENT

(amounts in thousands, except per share data)

	For The Three Months Ended					For The Six Months Ended
	June 30,		Change		March 31,	June 30,
	2015	2014	$	%	2015	2015	2014
Noninterest expense:
Salaries and related benefits	3,575	3,464	111	3%	3,910	7,485	7,144
Occupancy and equipment	709	678	31	5%	734	1,443	1,320
Write down of other real estate owned	—	—	—	0%	—	—	290
Federal Deposit Insurance Corporation insurance premium	178	189	(11)	(6)%	207	385	380
Data processing fees	251	227	24	11%	242	493	430
Professional service fees	442	304	138	45%	388	830	534
Deferred compensation	71	68	3	4%	71	142	125
Other expenses	896	921	(25)	(3)%	1,041	1,937	3,268
Total noninterest expense	6,122	5,851	271	5%	6,593	12,715	13,491
Income before provision for income taxes	3,354	3,025	329	11%	2,630	5,984	3,922
Provision for income taxes	964	819	145	18%	829	1,793	1,151
Net income	$2,390	$2,206	$184	8%	$1,801	$4,191	$2,771
Less: Preferred dividends	50	50	—	0%	50	100	100
Income available to common shareholders	$2,340	$2,156	$184	9%	$1,751	$4,091	$2,671

Basic earnings per share	$0.18	$0.16	$0.02	13%	$0.13	$0.31	$0.20
Average basic shares	13,338	13,378	(40)	0%	13,303	13,320	13,658
Diluted earnings per share	$0.18	$0.16	$0.02	13%	$0.13	$0.31	$0.19
Average diluted shares	13,370	13,426	(56)	0%	13,340	13,353	13,705

(NASDAQ: BOCH)

TABLE 13

UNAUDITED CONDENSED CONSOLIDATED

YEAR TO DATE AVERAGE BALANCE SHEETS

(amounts in thousands)

	For the Six Months Ended		For the Twelve Months Ended
	June 30,	June 30,	December 31,	December 31,	December 31,
	2015	2014	2014	2013	2012
Earning assets:
Loans	$688,146	$605,761	$625,166	$612,780	$642,200
Taxable securities	128,791	156,156	147,916	157,486	135,615
Tax exempt securities	77,043	85,097	83,973	92,854	81,714
Interest bearing due from banks	26,795	62,123	56,465	43,342	48,712
Average earning assets	920,775	909,137	913,520	906,462	908,241

Cash and due from banks	10,566	10,183	11,246	10,624	10,125
Premises and equipment, net	11,980	11,696	12,105	10,338	9,567
Other assets	43,085	31,845	36,936	26,430	24,249
Average total assets	$986,406	$962,861	$973,807	$953,854	$952,182

Interest bearing liabilities:
Demand - interest bearing	$272,349	$270,695	$272,383	$244,125	$203,342
Savings	92,227	91,447	91,108	92,502	89,789
Certificates of deposit	246,137	261,151	259,445	248,350	285,574
Repurchase agreements	—	—	—	5,780	14,246
Federal Home Loan Bank of San Francisco borrowings	94,724	75,000	77,534	107,484	110,374
Other borrowings	10,365	15,465	15,239	15,584	15,465
Average interest bearing liabilities	715,802	713,758	715,709	713,825	718,790

Demand - noninterest bearing	148,179	131,736	139,792	122,011	115,091
Other liabilities	17,013	15,174	15,934	11,825	7,033
Shareholders' equity	105,412	102,193	102,372	106,193	111,268
Average liabilities & shareholders' equity	$986,406	$962,861	$973,807	$953,854	$952,182

(NASDAQ: BOCH)

TABLE 14

UNAUDITED CONDENSED CONSOLIDATED

QUARTERLY AVERAGE BALANCE SHEETS

(amounts in thousands)

	For the Three Months Ended
	June 30,	March 31,	December 31,	September 30,	June 30,
	2015	2015	2014	2014	2014
Earning assets:
Loans	$703,008	$673,120	$656,834	$631,674	$611,494
Taxable securities	121,110	136,557	141,265	138,355	152,175
Tax exempt securities	76,772	77,316	82,231	83,503	83,530
Interest bearing due from banks	27,688	25,893	36,971	64,829	59,099
Average earning assets	928,578	912,886	917,301	918,361	906,298

Cash and due from banks	10,833	10,295	12,263	12,320	10,155
Premises and equipment, net	11,767	12,195	12,464	12,551	12,190
Other assets	42,637	43,540	43,072	40,815	36,887
Average total assets	$993,815	$978,916	$985,100	$984,047	$965,530

Interest bearing liabilities:
Demand - interest bearing	$268,784	$275,954	$277,692	$270,395	$272,457
Savings	93,291	91,152	89,992	91,556	91,488
Certificates of deposit	245,573	246,707	254,943	260,592	262,809
Federal Home Loan Bank of San Francisco borrowings	105,330	84,000	75,000	85,054	75,000
Other borrowings	10,310	10,421	14,568	15,465	15,465
Average interest bearing liabilities	723,288	708,234	712,195	723,062	717,219

Demand - noninterest bearing	147,442	148,923	153,007	142,426	131,901
Other liabilities	16,887	17,141	16,751	16,612	15,216
Shareholders' equity	106,198	104,618	103,147	101,947	101,194
Average liabilities & shareholders' equity	$993,815	$978,916	$985,100	$984,047	$965,530

(NASDAQ: BOCH)

About Bank of Commerce Holdings

Bank of Commerce Holdings is a bank holding company headquartered in Redding, California and is the parent company for Redding Bank of Commerce which operates under two separate names: Redding Bank of Commerce and Sacramento Bank of Commerce, a division of Redding Bank of Commerce. The Bank is an FDIC insured California banking corporation providing commercial banking and financial services through four offices located in Northern California. The Bank opened on October 22, 1982. The Company’s common stock is listed on the NASDAQ Global Market and trades under the symbol “BOCH”.

Investment firms making a market in BOCH stock are:

Raymond James Financial	McAdams Wright Ragen, Inc.
John T. Cavender	Joey Warmenhoven
555 Market Street	1211 SW Fifth Avenue, Suite 1400
San Francisco, CA 94105	Portland, OR 97204
(800) 346-5544	(866) 662-0351

Sandler O’Neill + Partners, L.P.	Stifel Nicolaus
Brian Sullivan	Perry Wright
1251 Avenue of the Americas, 6th Floor	1255 East Street, Suite 100
New York, NY 10022	Redding, CA 96001
(212) 466-8022	(530) 244-7199

Contact Information:

Randall S. Eslick, President and Chief Executive Officer

Telephone Direct (530) 722-3900

Samuel D. Jimenez, Executive Vice President and Chief Operating Officer

Telephone Direct (530) 722-3952

James A. Sundquist, Executive Vice President and Chief Financial Officer

Telephone Direct (530) 722-3908

Andrea Schneck, Vice President and Senior Administrative Officer

Telephone Direct (530) 722-3959